Exhibit 10.25

Second Amendment to Second Amended and Restated Loan and Security Agreement

Borrower:    On Deck Capital, Inc.
Address:    1400 Broadway, 25th Floor
New York, New York 10018

Guarantor:    ODWS, LLC
Address:    1400 Broadway, 25th Floor
New York, New York 10018

Date:        November 17, 2016

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state chartered bank (“Lender”), the borrower named above (“Borrower”) and the guarantor named above (“Guarantor”, and together with the Lender and the Borrower, the “Parties”).
The Parties agree to amend the Second Amended and Restated Loan and Security Agreement between them, dated June 30, 2016 (as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement between the Parties, dated October 11, 2016, and as further amended, restated, modified or supplemented from time to time prior to the date hereof, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)
1.Excluded Property. Section 2 of the Loan Agreement is hereby amended by replacing “.”at the end thereof with the following:
“; or (viii) the equity interest in Lancelot QBFOD LLC, to the extent not permitted by the terms of its organizational or joint venture documents after giving effect to the applicable anti-assignment provisions of the Code or other applicable law.”
2.Corporate Existence and Authority. Section 3.1(iv) of the Loan Agreement is hereby restated to read as follows:
“(iv) do not violate such Loan Party’s articles or certificate of incorporation, or such Loan Party’s by-laws, or any law, any agreement or any instrument, which is binding upon such Loan Party or its property, except, in the case of any such violation of law, agreement or instrument, to the extent such violation would not reasonably be expected to cause a Material Adverse Change, and”

Pacific Western Bank	Second Amendment to Second Amended and Restated Loan and Security Agreement

3.Acquisition of Assets. Sections 5.5(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(ii) acquire any assets, except (A) for assets acquired in the ordinary course of business, (B) for acquisitions of assets outside the ordinary course of business in a total amount not exceeding a total of $500,000 in any fiscal year for all Loan Parties, (C) for assets acquired outside the ordinary course of business, after written notice to Lender, the acquisition of which was approved by the Borrower’s Board of Directors, (D) repurchases of Customer Loans previously sold, or transferred to an SPE pursuant to a transaction permitted under this Agreement, if permitted by the underlying sale or transfer documents, (E) repurchases of Customer Loans previously sold, or transferred in a Permitted Whole Loan Sale, in each case pursuant to a transaction permitted under this Agreement, if permitted by the underlying sale or transfer documents, (F) Borrower may acquire Customer Loans from Guarantor from time to time; (G) Guarantor may acquire Customer Loans from Borrower from time to time (all assets transferred from Borrower to Guarantor and from Guarantor to Borrower continuing to be subject to the security interest in favor of Lender) and (H) repurchases of Customer Loans previously sold or transferred in a Permitted Charged-Off Sale pursuant to a transaction permitted by this Agreement, if permitted by with the underlying sale or transfer documents; provided that with respect to any repurchases made pursuant to clauses (D), (E) and (H) above, only to the extent such Customer Loans were not repurchased for the purpose of complying with the financial covenants contained herein.”
4.Credit Limit. Section 1 of the Schedule to the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“1. CREDIT LIMIT

(Section 1.1):	An amount not to exceed a total of $30,000,000 at any one time outstanding (the “Credit Limit”).”

5.Maturity Date. Section 4 of the Schedule to the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“4. MATURITY DATE

(Section 6.1):	October 28, 2018.”
6.Qualified Customer Loan/Cash Covenant. Section 5(c) of the Schedule to the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Eligible Loan
Collateral to

Loan Ratio:	As determined as of the last day of each calendar month, Borrower’s Eligible Loan Collateral to Loan Ratio shall not be less than 1.25 to 1.00. As used herein “Eligible

Pacific Western Bank	Second Amendment to Second Amended and Restated Loan and Security Agreement

Loan Collateral to Loan Ratio” shall mean the ratio of clause (i) to clause (ii) set forth below:

(i)	an amount equal to the sum of the following:

(A)
95% of the “Principal Balance” of Borrower’s and Guarantor’s “Qualified Customer Loans” (as those terms are defined in Section 8 of the Loan Agreement); provided that, solely for purposes of making the computation contemplated by this Section 5(c), Qualified Customer Loans shall not include any Customer Loan that was repurchased by a Loan Party pursuant to clauses (D), (E) or (H) of the definition thereof, unless such Customer Loan has been held by a Loan Party for at least 15 days; plus

(B)	95% of the amount of Borrower’s “Qualified Cash” (as defined in Section 8 the Loan Agreement).

(ii)	the total outstanding Loans in the aggregate.”

7.Subsidiaries; Foreign Assets. Section 8(b) of the Schedule to the Loan Agreement is hereby amended to add the following after the first instance of “United States”:
“(other than Excluded Accounts and intellectual property in Canada)”
8.Condition Precedent. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:
(a)    this Amendment, duly executed by Borrower;
(b)    a Borrower Information Certificate from Borrower, in the form provided by Lender;
(c)    a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment, in form acceptable to Lender; and
(d)    payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts held with Lender.

Pacific Western Bank	Second Amendment to Second Amended and Restated Loan and Security Agreement

9.Fee. In consideration for Lender entering into this Amendment, Borrower shall (i) on the date hereof pay Lender a fee in the amount of $35,000 and (ii) if all Obligations have not been paid in full and the Loan Agreement has not been terminated on or prior to October 28, 2017, promptly thereafter, pay Lender a fee in the amount of $35,000, in each case, such fees shall be non-refundable and shall be in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.
10.Representations True. Each Loan Party represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct, as of the date hereof, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such date.
11.General Release. In consideration for Lender entering into this Amendment, each Loan Party hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, which are actually known to any Loan Party at the date hereof (collectively, the “Released Claims”). Each Loan Party represents and warrants that it has not assigned to any other Person any Released Claim.
12.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement, as amended hereby, or any other Loan Documents, whether or not known to Lender.
13.Governing Law; Jurisdiction; Venue; Arbitration. This Amendment and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the Parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of North Carolina. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Amendment or the relationship between any Loan Parties and Lender, and any and all other claims of a Loan Parties against Lender of any kind, shall be brought only in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, and each consents to the jurisdiction of any such court, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against any Loan Parties in the courts of any other jurisdiction. Each Loan Party consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in this Amendment or by any other method permitted by law. If the jury waiver set forth in Section 15 below, is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Amendment, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina

Pacific Western Bank	Second Amendment to Second Amended and Restated Loan and Security Agreement

law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the Parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the Parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, Lender and the Loan Parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.
14.General Provisions. Each Loan Party hereby ratifies and reaffirms its guarantee and grant of security interests and liens (as applicable) and confirms and agrees that such security interests and liens hereafter secure all of the Obligations under the Loan Documents, as amended hereby. Each Loan Parties hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement, as amended hereby, and all other Loan Documents. This Amendment, the Loan Agreement, as amended hereby, any prior written amendments to the Loan Agreement signed by Lender and the Loan Parties, and the other written documents and agreements between Lender and the Loan Parties set forth in full all of the representations and agreements of the Parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the Parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, as amended hereby, and all other documents and agreements between Lender and the Loan Parties shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different Parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
15.Mutual Waiver of Jury Trial. THE PARTIES EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR ANY LOAN PARTY, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.
[Signatures on Next Page]

Pacific Western Bank	Second Amendment to Second Amended and Restated Loan and Security Agreement

Borrower: ON DECK CAPITAL, INC. By: /s/ Cory Kampfer Title: Chief Legal Officer	Lender: PACIFIC WESTERN BANK By: /s/ John Wroton Title: SVP
Guarantor:
ODWS, LLC

By: /s/ Cory Kampfer
Title: Officer

[Signature Page—Second Amendment to Second Amended and Restated Loan and Security Agreement]